As filed with the Securities and Exchange Commission on August 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuverra Environmental Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0287117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14646 N. Kierland Blvd., Suite 260

Scottsdale, Arizona 85254

(Address of Principal Executive Offices)

NUVERRA 401(K) PLAN

NUVERRA 2013 EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the plans)

Christopher Kevane

Executive Vice President, Chief Legal Officer

and Corporate Secretary

14646 N. Kierland Blvd., Suite 260

Scottsdale, Arizona 85254

(602) 903-7802

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Nicholas A. Bonarrigo

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

(412) 288-3131

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, under the:
Nuverra 401(k) Plan	8,000,000 shares	$2.93 (2)	$23,440,000	$3,197.22
Nuverra 2013 Employee Stock Purchase Plan	3,000,000 shares	$2.93 (2)	$ 8,790,000	$1,198.96
Total:	11,000,000 shares	$2.93	$32,230,000	$4,396.18

(1)	This Registration Statement covers 11,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of Nuverra Environmental Solutions, Inc. (the “Company”), 8,000,000 of which are reserved for issuance under the Nuverra 401(k) Plan and 3,000,000 of which are reserved for issuance under the Nuverra 2013 Employee Stock Purchase Plan. Pursuant to Rule 416(c) under the United States Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement further covers an indeterminate number of additional shares that may be offered or sold under the plans by reason of any stock dividend, stock split, reverse stock split, split up, spin-off, recapitalization, or other distribution of stock or property of the Company, combination or exchange of shares or common stock, dividend in kind, or other like change in capital structure.
(2)	Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock the Company as reported on The New York Stock Exchange on August 14, 2013 ($2.93), in accordance with Rule 457(c) of the Securities Act.

Explanatory Note

This Registration Statement on Form S-8 is being filed to register 11,000,000 shares of Common Stock newly authorized for issuance under two newly established plans of the Company, consisting of 8,000,000 shares of Common Stock issuable under the Nuverra 401(k) Plan (the “401(k) Plan”) and 3,000,000 shares of Common Stock under the Nuverra 2013 Employee Stock Purchase Plan (the “ESPP” and, together with the 401(k) Plan, the “Plans”). In accordance with the rules under Section 423 of the United States Internal Revenue Code of 1986, as amended, the Company will seek stockholder approval of the ESPP at its Annual Meeting of Stockholders to be held in 2014.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 18, 2013 and amended by the Form 10-K/A filed on March 28, 2013;

(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed on May 8, 2013, and June 30, 2013, filed on August 8, 2013;

(c) the Company’s Current Reports on Form 8-K and 8-K/A filed on January 4, 2013, February 11, 2013, February 15, 2013, April 1, 2013 (other than Item 7.01 thereof and the related exhibit), May 3, 2013, May 20, 2013, May 23, 2013, June 28, 2013, and July 11, 2013;

(d) exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 22, 2012;

(e) exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on June 20, 2012;

(f) exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 6, 2012;

(g) the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2013, in connection with its 2013 Annual Meeting of Stockholders, but only to the extent incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2012; and

(h) the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on May 22, 2008, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement. Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” under Item 2.02 or 7.01 of Form 8-K and not deemed filed under such provisions shall not be incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. The Company’s amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, its best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he or she had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Company, no indemnification shall be made if such person is determined to be liable to the Company, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he or she shall be indemnified against expenses (including attorneys’ fees and witness expenses) actually and reasonably incurred by him or her. The indemnification provided by the Company’s amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

The Company has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of the Company’s certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed September 4, 2007)

4.1A	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 5, 2008)

4.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011)

4.1C	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(c) to the Company’s Registration Statement on Form S-4 filed May 23, 2013)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed October 26, 2007)

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed June 26, 2007)

4.4	Internal Revenue Service opinion letter dated March 31, 2008, relating to the prototype plan utilized by the Nuverra 401(k) Plan*

4.5	Nuverra 2013 Employee Stock Purchase Plan*

5.1	Opinion of Reed Smith LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm*

23.3	Consent of McGladrey LLP, Independent Auditor*

23.4	Consent of Hein & Associates, Independent Registered Public Accounting Firm*

23.5	Consent of Brady, Martz & Associates, P.C., Independent Registered Public Accounting Firm*

23.6	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain Officers and Directors of the Company (included on signature page)*

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the United States Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 16, 2013.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

/s/ Christopher Kevane
Christopher Kevane

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Nuverra Environmental Solutions, Inc. hereby appoints Mark D. Johnsrud, Sean D. Hawkins and Jay Parkinson, and each of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, with full power to act alone, to sign on his behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Mark D. Johnsrud	/s/ Jay Parkinson
Mark D. Johnsrud	Jay Parkinson
Vice Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer
Dated: August 16, 2013	Dated: August 16, 2013

Directors:

/s/ Edward A. Barkett	/s/ Lou Holtz
Edward A. Barkett	Lou Holtz
Dated: August 16, 2013	Dated: August 16, 2013

/s/ Alfred E. Osborne, Jr.	/s/ J. Danforth Quayle
Alfred E. Osborne, Jr.	J. Danforth Quayle
Dated: August 16, 2013	Dated: August 16, 2013

/s/ Andrew D. Seidel	/s/ Robert B. Simonds, Jr.
Andrew D. Seidel	Robert B. Simonds, Jr.
Dated: August 16, 2013	Dated: August 16, 2013

/s/ Richard J. Heckmann	/s/ Kevin L. Spence
Richard J. Heckmann	Kevin L. Spence
Dated: August 16, 2013	Dated: August 16, 2013

SIGNATURE OF 401(k) PLAN ADMINISTRATOR

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Nuverra 401(k) Plan has duly caused this Registration Statement to be signed on its respective behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 16th day of August, 2013.

/s/ Daniel Pon
Daniel Pon Member, Employee Benefits Administrative Committee

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed September 4, 2007)

4.1A	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 5, 2008)

4.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011)

4.1C	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(c) to the Company’s Registration Statement on Form S-4 filed May 23, 2013)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed October 26, 2007)

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed June 26, 2007)

4.4	Internal Revenue Service opinion letter dated March 31, 2008, relating to the prototype plan utilized by the Nuverra 401(k) Plan*

4.5	Nuverra 2013 Employee Stock Purchase Plan*

5.1	Opinion of Reed Smith LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm*

23.3	Consent of McGladrey LLP, Independent Auditor*

23.4	Consent of Hein & Associates, Independent Registered Public Accounting Firm*

23.5	Consent of Brady, Martz & Associates, P.C., Independent Registered Public Accounting Firm*

23.6	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain Officers and Directors of the Company (included on signature page)*

*	Filed herewith